SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[X]   Preliminary Information Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[_]   Definitive Information Statement

                           The Jackson Rivers Company
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

            --------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      5)    Total Fee Paid:__________________________________________________

[_] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      1)    Amount Previously Paid:

            ----------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            -----------------------------------------

      3)    Filing Party:

            ------------------------------------------

      4)    Dated Filed:

            ------------------------------------------

                           THE JACKSON RIVERS COMPANY
                          550 Greens Parkway, Suite 230
                              Houston, Texas 77067

                              --------------------

                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

                              --------------------

______________, 2006


      A majority of the shareholders of The Jackson Rivers Company, have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will (i) effectuate a reverse stock split of our common stock by changing and reclassifying up to Five Hundred (500) shares of our issued and outstanding common stock, par value $.00001 per share ("Common Stock") into one (1) fully paid and non-assessable share of Common Stock; (ii) change our corporate name to "Interact Holdings Group, Inc." and (iii) increase our authorized Common Stock to 5,000,000,000 shares.

      Shareholders of record at the close of business on __________, 2006 will be entitled to notice of this shareholder action by written consent. Since the actions will be approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the name change, the reverse split and the increase in authorized shares will become effective on or after ____________, 2006.


                                          Jeffrey W. Flannery
                                          Chief Executive Officer


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                           THE JACKSON RIVERS COMPANY

                              --------------------

                              INFORMATION STATEMENT

                              --------------------


              INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of the company took action by written consent on _________, 2006 for the purpose of approving an amendment to the company's articles of incorporation (the "Charter Amendment") to (i) effectuate a 1-for up to 500 reverse split of the company's issued and outstanding common stock (the "Reverse Split"); (ii) change the company's corporate name to "Interact Holdings Group, Inc." (the "Name Change") and (iii) increase our authorized Common Stock to 5,000,000,000 shares.

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of November 21, 2006, there were 183,658,574 shares of our common stock outstanding, 960,000 shares of our series A preferred stock outstanding, 8,413,607 shares of our series B preferred stock outstanding and 2,200,000 shares of our series C preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our series A preferred stock are entitled to 2,000 votes for each share of series A preferred stock held by them, and for the actions described herein, vote together with the holders of common stock as a single class. As such, the holders of series A preferred stock hold 1,920,000,000 votes. The holders of our series B and C preferred stock have no voting rights except as prescribed by law and have no voting rights for the actions described herein. Accordingly, there are 2,103,658,574 votes outstanding voting together as a single class. Shareholders of record at the close of business on _________, 2006, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock and series A preferred stock voting together as a single class.

On _________, 2006, Jeffrey W. Flannery and James E. Nelson, holders of 1,920,000,000 voting rights with respect to their 960,000 shares of our series A preferred stock delivered written consents to us adopting the proposals set forth herein. Messrs. Flannery and Nelson collectively hold approximately 91% of the outstanding voting rights. For a detailed breakdown of Messrs. Flannery and Nelson's holdings, please see "COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

                        COMMON STOCK OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of ___________, 2006 by the following persons:

      o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

      o     each of our directors and executive officers; and

      o     all of our directors and executive officers as a group.

      Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

                                                                                           Number of Shares
                                        Number Of Shares                                  Beneficially Owned     Percentage Owned
        Name And Address (1)           Beneficially Owned       Percentage Owned (2)      Post Reverse Split  Post Reverse Split (4)
        --------------------           ------------------       ---------------------     ------------------  ----------------------
  Jeffrey W. Flannery                      480,000 (3)                         *                480,000                  57%

  James E. Nelson                          480,000 (3)                         *                480,000                  57%

  All  directors and officers as a         960,000 (3)                         *                960,000                  72%
  group (2 persons)

-----------------------------------

* Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise noted, the address for each person is 550 Greens Parkway, Suite 230, Houston, Texas 77067.

(2)   Based on 183,658,574 common shares issued and outstanding.

(3) Consists of 480,000 shares of series A preferred stock, each share of which is (i) convertible into 1 share of our common stock and (ii) entitled to 2,000 votes on any matter presented to holders of our common stock.

(4) Based on 367,317 shares of common stock outstanding after the 1-for-500 reverse split.

                                   PROPOSAL 1

                          AMENDMENT TO OUR ARTICLES OF

        INCORPORATION TO EFFECTUATE A 1-FOR-UP TO 500 REVERSE STOCK SPLIT

Introduction

      On ___________, 2006, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to effectuate a 1-for-up to 500 reverse stock split. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On ___________, 2006, the holders of our voting stock approved the 1-for-up to 500 reverse stock split. A copy of the amendment to our articles of incorporation is attached to this information statements as Appendix A.

Effective Time of the Reverse Split

      We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the reverse stock split with the Secretary of State of Florida. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Florida. It is presently contemplated that such filing will be made on or after _________ 2006. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Reasons for the Reverse Stock Split

      Our board of directors seeks to adopt the one for up to five hundred reverse stock split in order to improve our capitalization. The number of total shares outstanding on November 21, 2006 was 183,658,574. Our board of directors believes that this number of outstanding shares, along with the low per share market price of our common stock, impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of our company.

      Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through the sale of stock or the cost of debt we may incur.

      We hope that the decrease in the number of shares of our outstanding common stock resulting from the reverse split, and the anticipated increase in the price per share, will encourage greater interest in our common stock among members of the financial community and the investing public and possibly create a more liquid market for our stockholders with respect to those shares presently held by them. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse split is effected. Companies which effectuate reverse stock splits often experience such a declining trend.

      It is possible that the reverse split will not achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

      We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse split is not intended to be an anti-takeover device.

Possible Disadvantages

      The liquidity of our common stock may be adversely affected by the reduced number of freely-tradeable shares outstanding after the reverse stock-split. The reverse stock-split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on our shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

      Notwithstanding these potential disadvantages, the board of directors believes that the reverse stock-split is in our best interest for the reasons set forth above.

Effects of Reverse Stock-Split

      The reverse stock-split will increase our authorized but unissued common stock, which may be used by our board of directors in order to thwart anti-takeover efforts by outsiders. The board nominees are not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

      Following the reverse split, our capital structure will be as follows:

      (i)   367,317 shares of common stock outstanding;

      (ii) 990,000,000 shares of common stock authorized, with 989,632,683 shares reserved for issuance

      While management is currently seeking attractive equity or debt financing arrangements, there are currently no proposals or arrangements, written or otherwise, to issue additional shares of our common stock at this time. However, should we issue additional shares of stock in the future, this could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.

      Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any additional shares of preferred stock. Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequences.

Stock Certificates and Fractional Shares

      Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the reverse stock-split with our transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

      We will not issue any certificates representing fractional shares of our common stock in the transaction, while retaining the current par value of $0.00001. We will not be paying any cash to stockholders for any fractional shares resulting from the reverse split; rather, any resulting fractional shares shall be rounded up to the nearest whole number.

      Our transfer agent is Transfer Online, Inc., 367 S.W. Alder St., 2nd floor, Portland, OR 97204.

Procedure for Implementing the Reverse Stock-Split

      In connection with the reverse stock-split, up to five hundred (500) shares of our pre-split outstanding common stock will be exchanged for one share of common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by 500 or less.

      We will not issue any certificates representing fractional shares of our common stock in the transaction, while retaining the current par value of $0.00001. Any resulting fractional shares shall be rounded up to the nearest whole number. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Federal Income Tax Consequences

      The following discussion generally describes certain federal income tax consequences of the reverse stock-split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock-split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

      We believe that the reverse stock-split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the reverse stock-split. A stockholder's aggregate tax basis in his or her shares of post- reverse stock-split common stock received from us will be the same as his or her aggregate tax basis in the pre- reverse stock-split common stock exchanged therefor. The holding period of the post- reverse stock-split common stock surrendered in exchange therefor will include the period for which the shares of pre-reverse stock-split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

      This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock-split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

      No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the reverse stock-split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

No Appraisal Rights

      Under Florida law, the company's shareholders are not entitled to appraisal rights with respect to the reverse stock split and the company will not independently provide shareholders with any such right.

                                   PROPOSAL 2
                          AMENDMENT TO OUR ARTICLES OF
                       INCORPORATION TO CHANGE OUR NAME TO
                          INTERACT HOLDINGS GROUP, INC.

Introduction

      On __________, 2006, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to "Interact Holdings Group, Inc." Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On _____, 2006, the holders of our voting stock approved the amendment of our articles of incorporation to change our name to "Interact Holdings Group, Inc." A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Effective Time of the Name Change

      We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the name change with the Secretary of State of Florida. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Florida. It is presently contemplated that such filing will be made on or after December __, 2006.

Reasons for the Name Change

      Our board of directors feels that this name change is in our best interest. In light of our December 2005 acquisition of Diverse Networks, Inc. and our May 2006 acquisition of UTSI International Corporation, the name "The Jackson Rivers Company" no longer accurately reflects the company's operations and interests.

      You are not required to exchange your certificate(s) of The Jackson Rivers Company for new stock certificates reflecting our new name of Interact Holdings Group, Inc., although you may do so if you wish.

                                   PROPOSAL 3
                         AMENDMENT TO OUR CERTIFICATE OF
                    INCORPORATION TO INCREASE OUR AUTHORIZED
                      COMMON STOCK TO ____________ SHARES

Introduction

      On ___________, 2006, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to increase our authorized common stock from 990,000,000 shares to 5,000,000,000 shares. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On ______, 2006, the holders of our voting stock approved the increase of our authorized common stock to 5,000,000,000 shares.

Effective Time of the Charter Amendment Increasing our Authorized Common Stock

      We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the increase of our authorized common stock with the Secretary of State of Florida. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Florida. It is presently contemplated that such filing will be made on or after December __, 2006. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Principal Reasons for Increase in Authorized Common Stock

Currently, our articles of incorporation, as amended, authorize 990,000,000 shares of common stock. Authorizing an additional 4,010,000,000 shares of common stock would give our board of directors the express authority without further action of the stockholders to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable state law or by rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized common stock because it wants maximum flexibility to issue common stock in the future without having to seek stockholder approval in the future.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Jackson Rivers more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Jackson Rivers. The board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any additional shares of preferred stock. Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequences.

The board of directors does not currently intend to propose any amendments to Jackson Rivers' articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby. Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, it should be noted that management currently controls over 90% of voting rights with respect to the outstanding common stock and considers a hostile takeover attempt very unlikely.

All shares of common stock which are not issued and outstanding, including the additional shares of common stock that will be authorized when the Charter Amendment becomes effective, would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements into which Jackson Rivers may hereafter enter, by the terms of any securities that Jackson Rivers may hereafter issue, or applicable law.

The additional shares of common stock which would be authorized would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding.



                                      By Order of the Board of Directors

                                      -------------------------
                                      Jeffrey W. Flannery
                                      Chief Executive Officer


___________, 2006

Houston, Texas

                                   APPENDIX A

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                          OF THE JACKSON RIVERS COMPANY


Pursuant to the provisions of Section 607.1003 of the Florida Statutes, The Jackson Rivers Company, a Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article I shall be amended to read as follows:

"The name of the corporation is INTERACT HOLDINGS GROUP, INC."

SECOND: Article V, as previously amended, is hereby further amended as follows:

"On ____, 2006 (the "Effective Date"), the issued shares of the Company's Common Stock, par value $0.00001 per share (the "Old Common Stock"), outstanding or held as treasury shares as of the open of business on the Effective Date, shall automatically and without any action on the part of the holders of the Old Common Stock be reverse split (the "Split") on a one-for-500 basis so that 500 shares of the Old Common Stock shall be converted into and reconstituted as one share of Common Stock, par value $0.00001 per share (the "New Common Stock"). Any fractional shares resulting from the Split shall be rounded up to the nearest share of the New Common Stock."

THIRD: Article V, as previously amended, is hereby further amended as follows:

"Capital Stock. The Company shall be authorized to issue 6,000,000,000 shares, of which 5,000,000,000 shares shall be common stock, par value $0.00001 per share, and 1,000,000,000 shares shall be preferred stock, par value $0.0001 per share."

FOURTH: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

Dated: December ____, 2006



                                           ------------------------
                                           Jeffrey W. Flannery
                                           Chief Executive Officer



                                       A-1